Exhibit 10.3

PERSONAL & CONFIDENTIAL

December 18, 2020

Communicated by e-mail

Michael Kruteck

Chief Financial Officer

2701 Eastlake Avenue East, Floor Three

Seattle, WA 98102

Subject: One-Time Incentive Payment

Dear Michael,

In recognition of your perseverance and commitment to achieve our organizational goals and due to the critical nature of your role, I am pleased to share with you your eligibility for a one-time incentive payment equivalent to one-time (x1) of your current annual base salary, subject to applicable deductions and withholdings. 50% of this incentive is payable on March 31, 2021, and 50% is payable on the date that the transaction between Aphria and Tilray is completed, subject to the terms and conditions set out below.

This is a crucial timeframe for us to continue to deliver a high-level of business performance. As such, for you to receive the incentive payout, you must continue to deliver in your critical role and satisfy the following:

•	You are an active employee on the date the deal closes;

•	Your employment will not have been terminated as a result of poor performance or for cause, prior to that date. For clarity, you remain eligible for the incentive payment if your role is eliminated.

•	You will keep your eligibility to receive this one-time incentive payment completely confidential.

•

This is a one-time incentive and therefore the value will not be taken into account with respect to your entitlement to notice of termination, payment in lieu of such notice, termination pay or severance pay, if any.

We truly appreciate your leadership and dedication!

Best

/s/ Brendan Kennedy

Brendan Kennedy, Chief Executive Officer

PERSONAL & CONFIDENTIAL

December 18, 2020

Communicated by e-mail

Jon Levin

Chief Operating Officer

2701 Eastlake Avenue East, Floor Three

Seattle, WA 98102

Subject: One-Time Incentive Payment

Dear Jon,

In recognition of your perseverance and commitment to achieve our organizational goals and due to the critical nature of your role, I am pleased to share with you your eligibility for a one-time incentive payment equivalent to one-time (x1) of your current annual base salary, subject to applicable deductions and withholdings. 50% of this incentive is payable on March 31, 2021, and 50% is payable on the date that the transaction between Aphria and Tilray is completed, subject to the terms and conditions set out below.

This is a crucial timeframe for us to continue to deliver a high-level of business performance. As such, for you to receive the incentive payout, you must continue to deliver in your critical role and satisfy the following:

•	You are an active employee on the date the deal closes;

•	Your employment will not have been terminated as a result of poor performance or for cause, prior to that date. For clarity, you remain eligible for the incentive payment if your role is eliminated.

•	You will keep your eligibility to receive this one-time incentive payment completely confidential.

•

This is a one-time incentive and therefore the value will not be taken into account with respect to your entitlement to notice of termination, payment in lieu of such notice, termination pay or severance pay, if any.

We truly appreciate your leadership and dedication!

Best

/s/ Brendan Kennedy

Brendan Kennedy, Chief Executive Officer